SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):     February 21, 2012

AARON’S, INC.

(Exact name of Registrant as Specified in its Charter)

Georgia	1-13941	58-0687630
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

309 E. Paces Ferry Road, N.E. Atlanta, Georgia	30305-2377
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (404) 231-0011

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported, on November 4, 2011, the Board of Directors of Aaron’s, Inc. (the “Company”) appointed Board member Ronald W. Allen to serve as interim President and Chief Executive Officer of the Company. On February 21, 2012, the Board appointed Mr. Allen to serve as President and Chief Executive Officer on a non-interim basis. In consideration of Mr. Allen’s agreement to serve in this capacity, his annual salary was increased to $850,000.

Mr. Allen, 70, has served as a Director of the Company since 1997. He was Chairman and Chief Executive Officer of Delta Air Lines, Inc., an international air passenger carrier, from 1987 to 1997. He also served as President of Delta from 1983 to 1987 and from 1993 to 1997, and Chief Operating Officer from 1983 to 1997. He currently serves as Chairman of the Board of Guided Therapeutics, Inc. and as a Director of The Coca-Cola Company, Aircastle Limited and Forward Air Corporation.

Item 7.01	Regulation FD Disclosure.

On February 22, the Company issued a press release announcing the appointment of Mr. Allen as President and Chief Executive Officer. The press release is furnished herewith as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release of the Company, dated February 22, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AARON’S, INC.

	By:	/s/ Gilbert L. Danielson
Date: February 27, 2012		Gilbert L. Danielson Executive Vice President and Chief Financial Officer